Exhibit 10.8

AGREEMENT RELATED TO THE GENERAL CONDITIONS OF

THE FINANCIAL PROCEDURE FOR TRANSFER OF RECEIVABLE

1.                                     THE PARTIES:

Agreement on the General Terms and Conditions of the Transfer Provision Financing Program (“Agreement”) has been signed between Doruk Faktoring A.Ş. (‘‘FINANCIAL CORPORATION) located in  Kuştepe Mh. Mecidiyeköy Yolu Cd. No 12 Kule 2 Floor 24 Şişli, İstanbul and  D-Market Elektronik Hizmetler ve Ticaret A.Ş. (‘‘BUYER’’) located in Kuştepe Mh. Mecidiyeköy Yolu Cd. No 12 Kule 2 Floor 2 Şişli, İstanbul.

“BUYER” and “FINANCIAL CORPORATION” shall be referred briefly as “Parties” together in the Agreement.

2.                                     DEFINITIONS:

Supplier Financing System (Turkish abbrev. is “TFS”): It is the system where electronic files containing the invoice/receivable information of the BUYER regarding the receivable that can be transferred by the Supplier are transferred to the FINANCIAL CORPORATION through the Service Provider and early payment is provided to the Supplier by integrating with the system managed by the FINANCIAL CORPORATION and provided by the Service Provider.

TFS Factoring Transaction: Factoring the invoice/receivable amounts guaranteed by the BUYER within the limits allocated by the FINANCIAL CORPORATION to the BUYER or the Supplier

TFS Factoring Funding: Funding account allocated to the BUYER, where the invoice/receivable amounts that the FINANCIAL CORPORATION cannot collect from the BUYER are monitored and on which the default interest rate specified in the Factoring Agreement and its annexes is processed

Early Financing: The collection of the receivables transferred to the FINANCIAL CORPORATION by the Supplier before the due date through the Factoring Agreement and its Annexes and the Framework Transfer and Discount Agreement signed between the Supplier and the FINANCIAL CORPORATION.

Invoice/Receivable Payment Date: The payment date to be based on the calculation to be used by the FINANCIAL CORPORATION in the early financing process of the invoice/receivable information and payment dates transmitted by the BUYER via the Service Provider authorized by the BUYER

Early Financing Rate: It is the Early Financing Rate used by the FINANCIAL CORPORATION during the early payment of the Receivables Transferred and Assigned by the Supplier to the FINANCIAL CORPORATION and determined in writing by the BUYER and the FINANCIAL CORPORATION depending on the market conditions.

BUYER’s Insolvency: It is the failure to pay due to reasons other than the BUYER’s refusal to pay due to the behavior contrary to the Agreement between the BUYER and the Supplier and only due to the inadequacy of the BUYER’s financial power.

Business Day: The days when the FINANCIAL CORPORATION is open all day in Turkey.

Central Invoice Registration System (Turkish abbrev. is “MFKS”): Pursuant to Article 43 of the Law on Financial Leasing, Factoring and Financing Companies No. 6361, it refers to the Central Invoice Registration System established before the KKB.

Service Provider: FaturaLab Elektronik Ticaret ve Bilişim Hizmetleri A.Ş. which is responsible for the transmission of invoice/receivable and transaction price information between the BUYER, Supplier and the FINANCIAL CORPORATION.

Supplier/Seller: Real commercial or legal persons who provide goods, services and/or sell goods and services to the BUYER due to their trade with the BUYER.

3.                                         SUBJECT MATTER OF THE AGREEMENT:

3.1.                               The FINANCIAL CORPORATION and the BUYER have signed this Agreement in order to determine the rights and obligations of the parties in the transactions to be carried out within the scope of the Factoring Agreement and its Annexes and the Framework and Assignment Early Financing Agreement concluded between the Suppliers and the FINANCIAL CORPORATION.

3.2.                               The Parties acknowledge, declare and undertake that the process subject to this Agreement will be as in Annex-1 of this Agreement.

4.                                         SUPPLIER FINANCING SYSTEM

4.1.                               The FINANCIAL CORPORATION shall make advance payment to the Supplier before the due date using early financing of the Supplier’s receivables from the BUYER within the scope of the Factoring Agreement and its Annexes and the Framework and Assignment Early Financing Agreement to be signed between the FINANCIAL CORPORATION and Supplier, it shall follow the invoices/receivables as TFS Factoring Transaction allocated to the BUYER and irrevocably appropriate the receivables of the Supplier subject to the relevant payment from the BUYER.

5.                                         PRICING

5.1.                           In factoring transactions to be made within the framework of this agreement, an interest rate suitable for the relevant maturity date will be applied.

6.                                         PERFORMING EARLY FINANCING:

6.1.                               The SERVICE PROVIDER shall transmit the invoice/receivable information to be the subject of Early Financing to the FINANCIAL CORPORATION in full, complete, accurate and timely manner in electronic environment. The responsibility in this regard belongs to the BUYER.

6.2.                               The invoices/receivables that the SERVICE PROVIDER authorized by the BUYER electronically sends to the FINANCIAL CORPORATION in full, complete, correct and timely manner, constitute the basis for early financing and transfer of receivables transactions. FINANCIAL INSTITUTION makes early financing transactions according to the information in the file sent by the SERVICE PROVIDER to the FINANCIAL INSTITUTION.

6.3.                               The BUYER acknowledges, agrees and undertakes that it shall have no objection to the receivables, declarations or information and documents notified by the Buyer to the System accepted within the scope of the SERVICE AGREEMENT of the BUYER SERVICES made with the service provider, that the transactions shall be made on the basis of the records entered into the said System by the FINANCIAL CORPORATION, that the payments related to the invoices/receivables transferred and assigned by the FINANCIAL CORPORATION to the Supplier without any objection and/or repetition against the FINANCIAL CORPORATION shall be made in cash and in lump sum to the accounts of the FINANCIAL CORPORATION on the Notified Invoice/Receivable Payment Dates, provided that there is no fault of the FINANCIAL CORPORATION.

6.4.                               If the invoice/receivable amount cannot be collected on the invoice/receivable payment date, the FINANCIAL CORPORATION shall transfer the TFS Factoring Transaction to the TFS Factoring Funding account to be allocated to the BUYER. The BUYER agrees and undertakes that the delay interest specified in the Factoring Agreement will be applied by the FINANCIAL CORPORATION until the date of payment for the amounts transferred to the TFS Factoring Funding account and to pay the loan balance and interest in full. Monthly interest will be accrued to the TFS Factoring Funding account.

6.5.                               The BUYER agrees and undertakes that it knows that the payments to be made to the FINANCIAL CORPORATION subject to this Agreement will represent the receivables to be transferred within the scope of the Factoring Agreement and its Annexes and the Framework Agreement to be signed between the Supplier and the FINANCIAL CORPORATION and that it will make the payments regarding the amounts paid to the Supplier by the FINANCIAL CORPORATION within this scope on the Invoice/Receivable Payment Dates. On the day of payment, receivables that fall on a holiday will be paid on the first business day following the said holiday.

6.6.                               The BUYER agrees that it will not have an objection to the receivables notified to the FINANCIAL CORPORATION electronically by the SERVICE PROVIDER, and without prejudice to any objections, lawsuits and claims to the Supplier regarding the receivables to be made to the Supplier in advance  by the FINANCIAL INSTITUTION regarding these receivables, it agrees to make payments related to the receivables transferred without any objection and/or repetition against the FINANCIAL CORPORATION to the accounts of the FINANCIAL ORGANIZATION on the Notified Invoice/Receivable Payment Dates.

6.7.                               The Parties agree that the payments made by the BUYER to the FINANCIAL CORPORATION under this Agreement are the result of the transfer of the commercial receivables and/or receivables arising from the sale of goods and services by the Supplier to the FINANCIAL CORPORATION and the transfer of the amounts are paid in advance before the maturity date by the FINANCIAL CORPORATION to the Supplier, through the early financing method.

7.                                         PAYMENT OBLIGATION:

7.1.                               If the BUYER fails to make any payment in full under the transfer of receivables paid to the Supplier by the FINANCIAL CORPORATION and notified to the FINANCIAL CORPORATION by the BUYER under the Factoring Agreement and its annexes signed between the Supplier and the FINANCIAL CORPORATION and the Framework Agreement to be transferred to the FINANCIAL CORPORATION, from the first day of payment, the BUYER shall be deemed to be in default and the FINANCIAL CORPORATION may resort to legal remedies to collect these amounts from the BUYER.

7.2.                               The BUYER will pay the receivables arising from this Agreement to the following account on the Invoice/Credit Payment Dates.

BUYER Account Number: T. Garanti Bankası A.Ş. Bakırköy Corporate Branch Account No. 6299544

8.                                         WARRANTY OF THE SUPPLIER’S OBLIGATIONS:

8.1. BUYER agrees, acknowledges and undertakes that under this program, within the scope of the early financing service provided by the FINANCIAL CORPORATION, the BUYER shall ultimately be liable for the payment of the receivables arising from the payment of the invoices/receivables to the FINANCIAL CORPORATION by the FINANCIAL CORPORATION to the Supplier, which are notified to the FINANCIAL CORPORATION in full, complete, accurate and timely manner by the SERVICE PROVIDER and requested early financing by the Supplier, even if the goods related to these receivables have not been delivered to the BUYER or even if they have been delivered incorrectly or incompletely, if the invoice/receivable amounts have been paid to the Supplier by the FINANCIAL ORGANIZATION, it guarantees to pay the invoice/receivable amounts to the FINANCIAL CORPORATION on the day of payment without raising an objection and making of plea against the FINANCIAL CORPORATION.

9.                                     DISPUTES BETWEEN THE SUPPLIER AND BUYER

9.1.                           The FINANCIAL CORPORATION shall be based on the information sent by the

SERVICE PROVIDER to the FINANCIAL CORPORATION electronically while carrying out the relevant Early Financing transaction.

9.2.                           THE BUYER agrees that the FINANCIAL CORPORATION shall not be a party in any way and shall not be liable for any payment if the invoice/receivable amounts subject to early financing have been paid to the Supplier by the FINANCIAL CORPORATION and transferred to the dispute arising from the agreement with the Supplier for supplying the goods due to the nature, quality, quantity, duration etc. of the goods and/or services subject to transfer and early financing.

9.3.                           Payment of transfers of receivables arising from invoices/receivables that are known as it  has been transferred by the Supplier to the FINANCIAL CORPORATION and sent by the BUYER to the FINANCIAL CORPORATION and paid by the FINANCIAL CORPORATION to the Supplier until the termination date of this Agreement shall be made in full by the BUYER in accordance with the provisions of this Agreement.

10.                              OBLIGATIONS OF THE FINANCIAL CORPORATION:

10.1.                    Without prejudice to other regulations in this Agreement, if the FINANCIAL CORPORATION fails to fulfill its obligations due to its own fault or negligence in full and/or in a timely manner, it is obliged to compensate the damage to be suffered by the other party in proportion to the defect in accordance with the final court decision.

10.2.                    The FINANCIAL CORPORATION has the right not to carry out factoring transactions of invoices for which original invoice images are not submitted in the annex of the Receivable Notification Form within the scope of factoring legislation.

10.3.                    The FINANCIAL CORPORATION will carry out TFS Factoring transaction under the agreement and therefore will transfer the invoice information regarding the receivables it has taken over to MFKS. After the registration and approval of MFKS, the responsibility of the FINANCIAL CORPORATE will start.

10.4.                    In accordance with the above articles, the Parties shall be responsible for their own systems and/or their own faults in disputes arising from incorrect notifications due to their own systems and data exchange and technical infrastructure between them.

11.                              INVOICE

11.1.                    For the realization of the factoring transaction. The Supplier shall list the relevant invoice in the attachment of the transfer notification form signed by the signature authorities of the Supplier together with the original image of the invoice subject to the factoring and submit the relevant invoice to the FINANCIAL CORPORATION in this way.

11.2.                    THE BUYER declares that the receivables arising from the invoices sent to the FINANCIAL CORPORATION electronically represent a real receivable and that the FINANCIAL CORPORATION has no obligation to check the authenticity and/or investigate the forgery of these receivables.

12.                              ACCOUNTING OF RISK:

12.1.                    The FINANCIAL CORPORATION separately sets a factoring limit for both the Supplier and the BUYER and provides all documents as required by the legislation. The sum of the invoices/receivables assigned to the suppliers within the limits defined and the BUYER’s commitment to pay shall not exceed the limit determined for the BUYER.

12.2.                    The “risk” of the FINANCIAL CORPORATION arising from the irrevocable transfer and early financing of the Supplier is monitored in the factoring account opened on behalf of the supplier in accordance with BDDK and other relevant Legislation as a FINANCIAL CORPORATION service.  The factoring account of the Supplier is closed when the BUYER, who is obliged to pay the commercial debt subject to the transfer, makes the payment on the invoice/receivable maturity. However, if the BUYER fails to pay the invoice/receivable on due date, the risk incurred as much as the invoice/receivable amount shall be transferred to the account of the BUYER before the factoring and shall be monitored under the limits established under the Factoring Agreements signed on 11/11/2020 and, if necessary, to be signed in the future and shall be charged with the interest rate determined in the Factoring Agreement.

13.                              DURATION AND TERMINATION OF THE AGREEMENT:

13.1.                    This Agreement shall enter into force on the date of signature and shall be valid between the Parties until. Unless otherwise agreed in writing by the Parties and this Agreement is terminated as follows, it shall be automatically renewed for one year periods at the end of the period without the need for any further action.

13.2.                    One of the Parties has the right to terminate unilaterally at any time at its own discretion and without any compensation and other payment depending on the 15 (fifteen) day notice period. In the event of termination of this Agreement, until the date of termination. The validity of the obligations written in this Agreement shall continue. In this period until the date of termination, the BUYER’s obligation to pay to the FINANCIAL CORPORATION for the transferred receivables arising from the invoices/receivables notified to the FINANCIAL CORPORATION electronically by the BUYER and paid by the FINANCIAL CORPORATION to the Supplier shall continue to be valid until the BUYER pays the entire payment amount to the FINANCIAL CORPORATION in full, even if the Invoice/Receivable Payment Date corresponds to a fixed date from the termination of the Agreement. Notices of termination to be made pursuant to this article shall not take effect unless made by a notary public.

13.3.                    If either Party violates its obligations under this Agreement, the Party whose rights have been violated shall complete a period of 10 days by sending a notification to the other Party in accordance with the provisions of this Agreement regarding notification in order to remedy such violation. If the said breach is not remedied within this period, the party whose rights have been violated may terminate the agreement immediately and without compensation for a justified reason and may claim all damages incurred for this reason.

13.4.                    The FINANCIAL CORPORATION shall immediately notify the BUYER in writing of the termination of the Factoring Agreement and its Annexes and Framework Agreement signed by and between the Supplier.

14.                              AUTHORIZED COURT AND APPLICABLE LAWS:

14.1.                    Istanbul Central Courthouse and Enforcement Offices are the competent authority for the settlement of disputes that may arise from this Agreement.

14.2.                    The laws and other legislation of the Republic of Turkey shall apply to the settlement of disputes.

15.                              CONFIDENTIALITY AND PERSONAL DATA PROTECTION

The Parties agree and undertake that, during the provision of the Services, all personal data will be processed in accordance with the provisions of the Law on Protection of Personal Data and other relevant legislation, that they will take all necessary measures to ensure the security of this data when processing the personal data they will obtain from the other Parties within the scope of the Services and that they will not share this data with third parties outside the scope of the Services subject to the Agreement during and after the Agreement without the written consent of the other Party.

The Parties agree, declare and undertake that during the term of this Agreement and its annexes in force and for whatever reason, after the termination of the Agreement and its annexes, find and develop the works, projects, operations of the Parties, copyright, patent, trademark, trade secret, know-how, all kinds of improvement ideas, inventions, all kinds of innovations, including all kinds of works to be carried out within the scope of this Agreement and its annexes and all kinds of works that are necessary for the performance of these works and/or that the parties directly/will provide to each other (orally, in writing, in print, electronically or in any other way), the databases, computer programs and their documents, encryption techniques, processes, advertising, packaging and marketing plans, product plans, technical plans, business strategies, strategic alliances and information related to partners, engineering data, personnel information, product designs, specifications, identity of potential and real customers, all kinds of technical, administrative, financial, commercial, legal, written or oral and other information, drawings, systems and data (name, title, address, telephone, fax, other information data and all kinds of information including but not limited to), all kinds of information and/or documents related to business partners (briefly, “information”). The Parties agree, declare and undertake that they shall never disclose, give, transfer or assign, sell or otherwise use the said information within the working processes directly or indirectly and/or wholly to real or legal third parties and/or Corporations, not to take copies of them, not to display them, not to publish them, to keep them by taking all necessary precautions, to prevent access of third parties and to ensure that the persons, employees, auxiliaries and persons related to them comply with these obligations and comply with this article, and that the obligations of the employees of the parties related to this article are also the responsibility of the parties, and that they shall be jointly and severally liable together with their employees if their employees do not comply with this obligation. All necessary measures shall be taken by the parties to prevent disclosure and/or announcement of the information to other persons. In case the Parties violate any of the obligations and commitments undertaken by this article, they are obliged to compensate all kinds of damages incurred by the other Party for this reason. In such a case, the parties reserve the right to all kinds of legal actions and claims related to surplus.

Upon written request of the other Party or upon completion of the commercial purpose, whichever occurs first, the Parties shall promptly return the original documents of the confidential information to the disclosing Party. The Parties are reserved to act outside the provisions of this article due to their obligations arising from the applicable legislation.

The provision of this Agreement shall continue indefinitely after the termination of the Agreement for any reason.

16.                              GENERAL PROVISIONS:

16.1. The Parties agree that the addresses written below are their legal notification addresses, and unless they notify the other party in writing of the address change, the notifications to be directed to these addresses will have all legal consequences of the legally valid notification.

Force Majeure is a situation that occurs in all kinds of acts, terrorism, insurrection, rebellion , natural disaster, earthquake, explosion, flood, fire, sabotage, communication systems and makes it impossible to perform the contractual acts due to war, administrative procedures and actions of the State, economic crisis, revolution, strike or industry occurring beyond  the control of the relevant party.  In case of force majeure, the Parties shall not be held liable for failure to fulfill their obligations under this Agreement or delay in performance during the continuation of the said situation. In the event that the force majeure continues for 15 (fifteen) days, each of the Parties may terminate the Agreement. If one of the Parties exercises this right; The Parties shall fulfill all their rights and obligations that have become due until the date of occurrence of force majeure. The Parties mutually agree, declare and undertake that they do not have any right to claim other than these rights and obligations.

16.3.                    This Agreement constitutes the entire agreement and agreement reached between the Parties and supersedes all previous agreements, negotiations and agreements regarding  the agreement.

16.4.                    This Agreement is not a service agreement subject to the provisions of the Labor Law, but a financing agreement against transfer between the FINANCIAL CORPORATION and the BUYER.  The Parties expressly agree and declare that they will act not as an agent or employee of each other but as completely independent companies. This Agreement shall not be construed as a partnership agreement between the Parties. Neither Party shall be held liable for the debts, obligations, responsibilities, intentional acts and/or omissions of the other party to third parties.

16.5.                    It is agreed by the Parties that the  BUYER shall pay the responsibilities arising from all tax liabilities that may arise in connection with the signing of this Agreement.

16.6.                    Any amendments to this Agreement shall be made in writing and the annexes and amendments to be made without writing shall not be valid.

16.7.                    This Agreement does not prevent the FINANCIAL CORPORATION from working with different suppliers and the BUYER from working with different FINANCIAL CORPORATIONS in relation to the subject matter of this Agreement.

16.8,                    This Agreement has been signed in two copies between the Parties on 11/11/2020 and enters into force on the date of its signature.

BUYER  FINANCIAL CORPORATION

D-Market Elektronik Hizmetler ve Ticaret A.Ş.	Doruk Faktoring A.Ş.

/s/ D-Market Elektronik Hizmetler ve Ticaret A.Ş.	/s/ Doruk Faktoring A.Ş.

ANNEX: 1 - BUYER CREDIT - FINANCING MODEL AND SYSTEM WORK FLOW

1.                                     Supplier Financing Model and System Workflow

l.1.                              Following the membership of the Buyer, Supplier and Financial Corporations to the System, the working conditions and rule set of the Parties to be included in the Supplier Financing Model are determined.

1.2.                           The Buyer makes the definitions regarding which Supplier can request financing from which Financial Corporation/ Corporations and then change these definitions at any time. The change of definition will only be valid for new transactions from the moment it is made by the Buyer.

1.3.                           The information specified by the Buyer together with the invoice/receivable information on which term and in what amount to pay constitutes the payment information. The Buyer may revoke/withdraw its approval until it has requested financing by the Supplier, even if it  has previously given its consent.

1.4.                           Based on the payment information uploaded to the System by the Buyer, the Supplier may request financing on behalf of the Buyer by uploading the invoices/receivables information issued by the final consumers to the System.

1.5.                           The financing proposal calculated by the System within the scope of the information provided by the Financial Corporation is submitted to the Supplier. In the event that the Supplier accepts the financing offer, the request of the Supplier is forwarded to the Financial Corporation through the said System.  The Supplier may not withdraw or cancel the request for a financing proposal if it has been forwarded to the Financial Corporation. The Financial Corporation, which receives the financing request together with the invoice details, makes the necessary checks and feedback to the System regarding the invoices/receivables that cannot be subjected to the factoring for any reason and removes them from the payment information. The System shall immediately share this information with the Buyer. The Buyer can restart the process by adding new payment information.

1.6.                           If the Financial Corporation deems the Financing request appropriate, i) if the Financial Corporation requests, the Receivable Notification Form shall be communicated to the Suppliers by the System and/or Financial Corporations by any means.  The financing process will start after the Suppliers sign the Receivable Notification Forms in accordance with their signature circulars and submit them to the Financial Corporations with wet stamp signature. Otherwise, even if the process is finalized in the System, it will not be accepted that there is any valid financing transaction or that it is finalized, ii) if the Financial Corporation does not request a Receivable Notification Form, the financing process will start after the Suppliers give approval through the System.

1.7.                           Upon completion of the factoring transaction, the Financial Corporation shall pay the amount of early financing to the account number notified by the Supplier to the Financial Corporation. The Financial Corporation shall transmit the information that the payment has been made to the System within the same day and the said information shall be notified to the Buyer immediately as soon as it is transmitted to the System by the System. The flow will be completed by the transmission of this information by the System to the Buyer.